Exhibit 10.130


                              BROKERAGE AGREEMENT


between Novomatic AG, Gumpoldskirchen, Austria/Europe ("Buyer" hereinafter) and Century Casinos, Inc. ("CCI" hereinafter).

                                    WHEREAS:

CCI has brokered an agreement for Buyer, whereby Buyer got the opportunity to purchase 8% (eight percent) of a company named Silverstar Development Ltd. ("Silverstar" hereinafter) from one of the main proponents and investors in that company, Mr. Jose da Silva. Silverstar is domiciled in Gauteng, South Africa.

Both Buyer and CCI recognize and acknowledge that those 8% would not have been available from Mr. Jose da Silva for purchase for CCI as of the date of this Agreement.

                       NOW THEREFORE, BE IT RESOLVED THAT:

     1. In case Buyer buys those 8% of Silverstar, then Buyer agrees to pay a commission to CCI for brokering this purchase opportunity.

     2. The commission payable from Buyer to CCI is payable in form of an option for CCI to purchase seven eighth (7/8) of the brokered Silverstar shares at 85% of their fair market value at the time CCI exercises its option.

     3. In case Silverstar is a publicly traded company at the time of the option exercise, then the fair market value of the Silverstar shares will be defined as the average share price of the 30 trading days preceding the exercise of the option by CCI; in case Silverstar is a private company at the time of the option exercise, then the fair market value will be determined through the valuation of a reputable international auditing company.

     4. CCI can exercise this option at the earliest after the occurrence of the earlier of a) the opening of the Silverstar casino; or b) one year from the date of this agreement.

     5. After having observed the minimum waiting time described in Article 4. above, CCI can exercise this option at any time, in whole or in part, but no later than five years after the day Silverstar has commenced casino operations in Gauteng.

     6. Buyer obliges himself not to sell, pledge or otherwise incumber the Silverstar shares during the term of CCI's option.

                               IN WITNESS WHEREOF,

the parties acknowledge and agree to the terms and conditions above stated by signing below on this date.

/s/ Johannes Hahn                                  /s/Erwin Haitzmann
-----------------                                  --------------------
                                                    Erwin Haitzmann
Buyer                                               CCI

Date:  January 4, 2000                              Date: January 4, 2000

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                     AMENDMENT NO. 1 TO BROKERAGE AGREEMENT


               This Amendment No. 1, dated July 24, 2003 ("Amendment"), amends the original Brokerage Agreement, dated January 4, 2000 ("Agreement"), by and between Novomatic AG, Gumpoldskirchen, Austria/Europe ("Buyer" hereinafter), and Century Casinos, Inc. ("CCI" hereinafter).

The parties agree to amend the Agreement as follows:

Article 2. of the Agreement shall be deleted in its entirety and be replaced by the following:

"The commission shall be in the form of a purchase option of CCI, from Buyer, of 7/8 (seven eighth) of the brokered Silverstar shares at 75% (seventy five percent) of their fair market value at the time of sale from Buyer to CCI. Buyer shall have a put option to require CCI to purchase the shares, and CCI shall have a call option to require Buyer to sell the shares."

The last part of Article 3. of the Agreement shall read as follows:

"...then the fair market value will be determined through the average of two discounted cash flow analyses provided by reputable audit companies, one suggested by each party."

Article 4. of the Agreement shall be deleted in its entirety and be replaced by the following:

"CCI can exercise its call option at the earliest after six months after the opening of the Silverstar casino. Buyer can exercise its put option at the earliest after Silverstar receives the casino license for the development of the casino."

In Article 5. the following amendment shall be made:

"... described in Article 4. above, CCI and Buyer can exercise their respective options at any time,..."


/s/ Johannes Hahn                                    /s/Erwin Haitzmann
----------------------------                         ----------------------
                                                     Erwin Haitzmann
Buyer                                                CCI

Date:  23/07/03                                      Date:  July 24, 2003

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